UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
_______________________________________________
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 5, 2021
Earliest Event Date requiring this Report: January 4, 2021

CAPSTONE COMPANIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	000-28331	84-1047159
(State of Incorporation of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.

431 Fairway Drive, Suite 200
Deerfield Beach, Florida 33441
(Address of principal executive offices)
(954) 570-8889, Est. 313
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class of Securities.	Trading Symbol(s).	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Line. On January 4, 2021, Capstone Companies, Inc., a Florida corporation and the Registrant, (“Company”) entered into a Loan Agreement, dated January 4, 2021, (“Loan Agreement”) with Stewart Wallach and Jeffrey Postal as joint lenders (the “Lenders”) whereby Lenders will make a maximum of Seven Hundred Fifty Thousand Dollars and No Cents ($750,000) (“principal”) available as a credit line to Company for working capital purposes.  Under the Loan Agreement, Company may request funding in draw requests up to the principal amount from time to time during the term of the Loan Agreement.  A draw request must be for at least Twenty-Five Thousand Dollars and No Cents ($25,000.00) principal amount.  Any loaned principal amount bears interest at One Percent (1%) simple annual interest.  Principal and accrued interest are due in a single lump sum payment due on June 30, 2021 (“Maturity Date”).  The Maturity Date is also the expiration date of the Loan Agreement, except that the Company may request a six-month extension of the Maturity Date and term of the Loan Agreement (“Extension”) by a written request made prior to or on the Maturity Date.  Advances under the Loan Agreement are not secured by any collateral or Company assets, but the Loan Agreement provides that the repayment of principal amount loaned, and interest accrued thereon will have seniority in payment over any other unsecured debts of the Company and, to the extent allowed by law, any distributions of cash or assets by the Company.

Mr. Wallach is a Director, Chief Executive Officer and a principal shareholder of the Company.  Mr. Postal is an outside Director and principal shareholder of the Company.  On December 31, 2020, the Loan Agreement was approved by the Company’s Audit Committee’s disinterested director, being Jeffrey Guzy, and also approved by disinterested director Larry Sloven and director James McClinton, who is Chief Financial Officer of the Company.  The disinterested directors concluded that the Loan Agreement and transactions therein are in the best interests of the Company and its public shareholders and the only firm commitment for lending available to the Company on commercially reasonable terms and conditions. The Company has no alternative firm commitments for working capital funding as of the date of this Current Report on Form 8-K.

The low market price of the Company Common Stock, $0.0001 par value per share, (“Common Stock”) coupled with the Company’s declining financial results and lack of any significant tangible assets for collateral are some of the factors that hampered Company efforts in 2020 to locate third party working capital funding, either debt or equity-based funding. Company projects that it will need the working capital credit line for operational overhead from time to time in 2021.

Background – Need for Working Capital Funding.  As reported in its periodic reports filed by the Company with the Commission, the Company has experienced a significant decline in gross revenues generated by its business in 2020 due to the impact of the Coronavirus/COVID 19 pandemic on the economy and consumer demand for Company products and due to its core products reaching maturity in the product life cycle and resulting net losses in financial results. While the Company is developing a new line of “smart,” interactive mirrors for residential market, this new product line has not been launched and is not generating revenues as of the date of this Current Report on Form 8-K.  The Company does not have a third party credit line and efforts to secure a third party credit line or funding in 2020 has produced no firm commitments for funding and only produced one proposed term sheet that provided funding on terms that the Company regarded as commercially unreasonable in terms of interest rate, restrictive covenants and a discretionary conversion rate of principal into shares of Company Common Stock, $0.0001 par value per share, (“Common Stock”), which rate of conversion would have been highly dilutive of Company shareholders.  Due to the declining financial results and losses, the Company needs working capital funding to cover projected operating overhead in first half of fiscal year 2021.  In light of the lack of commercially reasonable third party offers of funding, Mr. Wallach and Mr. Postal, who have provided short-term working capital loans to the Company in the past, agreed to enter into the Loan Agreement to provide needed working capital for the Company.

Item 3.02 Unregistered Sales or Equity Securities. Issuance of Preferred Stock. The Loan Agreement provides for issuance of a total of seven thousand five hundred shares of Company’s Series B-1 Convertible Preferred Stock, $0.0001 par value per share, (“Preferred Shares”) to each of the Lenders within ten (10) days of signing of Loan Agreement as partial consideration for providing a below-market interest rate, unsecured loan to the Company. Lender may convert unpaid principal and interest into shares of Common Stock at 9 cents per share at option of Lender. If there is an Extension, then the Company would issue a total of five hundred thousand (500,000) shares of Common Stock issued to each of the Lenders as partial consideration for extending the term of the Loan Agreement.  The Preferred Shares and any shares of Common Stock issued under the Loan Agreement will be “restricted” securities under Rule 144 of the Securities Act of 1933, as amended.  The Loan Agreement grants piggyback registration rights to Lenders for any shares of Common Stock issued or issuable under the Loan Agreement.

Item 7.01	Regulation FD Disclosure.

On January 4, 2021, the Company issued a press release regarding the transaction described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 8.01	Other Events.

Stewart Wallach and Jeffrey Postal may individually purchase shares of Common Stock in the open market and for investment purposes only and in order to show their support of the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No. Description

10.1 Loan Agreement, dated January 4, 2021, by and among Capstone Companies, Inc., Stewart Wallach and Jeffrey Postal
99.1 Press Release, dated January 5, 2021, by Capstone Companies, Inc. reporting the Loan Agreement, dated January 4, 2021, by and among Capstone Companies, Inc., Stewart Wallach and Jeffrey Postal

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., a Florida corporation

By: /s/ James G. McClinton
James G. McClinton, Chief Financial Officer
Dated: January 5, 2021